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                                                   Contact: Leila L. Kirske,
                                                   Vice President
                                                   Finance and Administration
                                                   BSQUARE Corporation
                                                   Tel: 425-519-5900
                                                   investorrelations@bsquare.com
FOR RELEASE AT 4:15 AM (P.D.T.)

                BSQUARE CONCLUDES FINANCIAL NEGOTIATIONS FOR THE
                      NEW MASTER AGREEMENT WITH MICROSOFT

                  Will Aggressively Pursue Growth as a Leading
   Systems Integrator and Device Software Provider for Windows Embedded Market

BELLEVUE, WA, JULY 16, 2001 --BSQUARE Corporation (Nasdaq: BSQR) today announced it has negotiated in principle its renewal of its Master Agreement with Microsoft Corp. As a result of negotiations, the companies agreed to terms for a new contract for the coming year. The financial terms will be given to both parties' legal departments for incorporation in a new Master Agreement. BSQUARE and Microsoft have agreed to reduce the level of services that BSQUARE provides to Microsoft as compared to prior Master Service agreements.

As a result of the concluded negotiations, BSQUARE expects a 10% reduction in bill rates. In addition, BSQUARE expects a 10% reduction of the number of engineers assigned to Microsoft projects for the third quarter of 2001, an additional 24% for the fourth quarter of 2001 and a further 31% for the first quarter of 2002 -- all compared to the second quarter of 2001 levels. Microsoft business represented approximately 37% to 39% of BSQUARE's revenue in the second quarter of 2001.

BSQUARE is committed to, and will continue to, play an important role in supporting Microsoft and Microsoft technologies. Microsoft officially acknowledged the importance of this relationship in February 2001 when BSQUARE was named `Partner of the Year' for its continued business prowess in the Windows Embedded market. BSQUARE is an industry leading system integrator, independent software vendor (ISV) and distributor for the Microsoft Windows Embedded Family of operating systems.

Since 1994, BSQUARE has provided Microsoft with software development and engineering resources under continuous agreements, a portion of which included the development of embedded compiler tools. BSQUARE is aggressively focused on addressing the fast-growing

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connected smart device market though a broad portfolio of device software products, managed devices solutions, and its system integration business. BSQUARE will also pursue new business opportunities under its Porting Partner Program, which targets semiconductor vendors seeking tools expertise, and an integrated development environment (IDE) for porting Microsoft embedded operating systems such as Windows CE to specific microprocessors.

"We are very pleased with the professional engineering services which BSQUARE has provided to Microsoft over the last seven years, and we continue to view BSQUARE as a leading worldwide system integrator, innovative independent software vendor, and top distributor for the Microsoft Windows Embedded Family of products," said Bill Veghte, vice president of the Embedded and Appliance Platform Group at Microsoft. "Microsoft remains fully committed to the embedded marketplace. We look forward to working closely with Bsquare in its efforts to help us grow Windows as the platform of choice of smart connected devices."

"The new agreement with Microsoft does not alter BSQUARE's position as a leading provider of products, managed devices and systems integration services for the Windows Embedded family of operating systems," said Bill Baxter, Chairman and Chief Executive Officer BSQUARE Corporation. "Despite a slowdown in the tech industry, BSQUARE is seeing an increase in activity among companies pursuing Windows Embedded devices. We believe we will be a prime beneficiary of this trend due to our expertise in the Windows Embedded Family of products and the continued strength of our relationship with Microsoft."

Effective immediately, BSQUARE's CEO has agreed to a 20% base pay reduction and to suspending his incentive compensation. In addition, the executive officers have agreed to 10% pay reductions and the annual employee pay increases that were scheduled for August will not occur. BSQUARE is evaluating other cost cutting measures and will implement them shortly.

BSQUARE can provide the following guidance on revenue for the third quarter of 2001. The company anticipates revenue in the range of $14.0 million to $15.5 million. The company is currently re-budgeting based upon these new revenue levels and will provide further guidance for the third quarter on its regularly scheduled second quarter conference call on July 26th.
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Management will host a conference call to answer questions about this release today, July 16, 2001 at 6:00 AM Pacific Daylight Time. The call may be accessed by dialing 612/332-0634 and referencing BSQUARE. A telephonic replay will be available later in the morning by dialing 320/365-3844 and referencing confirmation code 595769. The telephonic replay will available for three days following the call.

SECOND QUARTER EARNINGS CONFERENCE CALL

The company will discuss its strategy and outlook as well as ongoing cost-management measures on the second quarter conference call following its release of complete second quarter results after the market close on July 26, 2001. Management will host the conference call Thursday, July 26, 2001, at 2:00 PM Pacific Daylight Time. The call may be accessed by dialing 612/332-0819 and referencing BSQUARE. The call may also be accessed at www.BSQUARE.com in the investor relations section. A web cast replay will be available later in the day. A telephonic replay of the call may also be accessed later in the day by calling 320/365-3844 and referencing confirmation code 593851. The telephonic replay will be available for three days following the call.


ABOUT BSQUARE

BSQUARE (Nasdaq: BSQR) is innovating tomorrow's devices through software solutions for the development of intelligent computing devices. Specializing in the Microsoft Windows family of operating systems, BSQUARE supplies software products and services for the development and use of PC Companions, set-top boxes, web pads, Internet appliances, industrial automation devices, Windows-based terminals, and other mobile and wireless intelligent devices. From development tools to software infrastructures to end-user applications, the BSQUARE touch is on many intelligent Windows-based devices available in the market today. For more information, visit BSQUARE at www.BSQUARE.com or call 888-820-4500.

ABOUT THE MICROSOFT WINDOWS EMBEDDED FAMILY

The Microsoft Windows Embedded operating systems and tools provide comprehensive software platforms for building the next generation of intelligent, 32-bit connected Windows Powered devices that demand rich applications and Internet services for a wide range of flexible solutions.
In addition, Microsoft offers a wide range of programs and services designed to meet the specific needs of Windows Embedded customers, industry partners and developers. Windows Embedded includes Windows CE 3.0 and Windows NT Embedded 4.0.

                                      # # #

BSQUARE is a registered trademark of BSQUARE Corporation. All names, product names, and tradenames are trademarks or registered trademarks of their respective holders. Pricing is subject to change without notice.

This release contains forward-looking statements relating to our sales that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect BSQUARE's actual results include the effect of changing economic conditions, the ability to control costs and expenses, a decline in the market for Windows-based intelligent computing devices or the failure of such market to develop as anticipated, the failure of BSQUARE to attract microprocessor vendors and to secure contracts on sufficiently profitable terms, BSQUARE's ability to complete work under contract, competition and intellectual property risks. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in BSQUARE's Quarterly Report on Form 10-Q, in the section entitled "Certain Factors That May Affect Future Results." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. BSQUARE undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.